Exhibit 99.1
FOR IMMEDIATE RELEASE
TRICO MARINE ANNOUNCES CLOSING OF
EXCHANGE OF 6.5% CONVERTIBLE DEBENTURES
THE WOODLANDS, Texas, May 14, 2009 — Trico Marine Services, Inc. (Nasdaq: TRMA) (the “Company” or “Trico”) today announced that the Company has completed the previously announced exchange of its 6.5% senior convertible debentures (the “6.5% Debentures”) for, in the aggregate, $12.7 million in cash, 3,042,180 shares of the Company’s common stock (or warrants exercisable for $0.01 per share in lieu thereof) and $202,812,000 in aggregate principal amount of the Company’s new 8.125% secured convertible debentures due 2013 (the “8.125% Debentures”). All existing holders of the 6.5% Debentures participated in the exchange.
Trico’s charter grants the Company the authority to deny voting rights to, and to redeem, any “Excess Shares” held by Aliens (meaning non-U.S. citizens, including permanent residents who are not U.S. citizens) so that Trico may remain eligible under U.S. laws (commonly referred collectively to as the “Jones Act”). Excess Shares consist of shares of Trico common stock held by Aliens to the extent (but only to the extent) such shares exceed 24.99% of the total number of outstanding shares of Trico common stock. If Excess Shares exist, the shares that will be deemed to be Excess Shares will be those Alien-owned shares that the Board determines became so owned most recently. As a result of the shares issued in connection with the exchange, the Company believes its non-US ownership is approximately 24%.
Trico also announced that, because the common shares issued in the exchange were issued after the record date for its 2009 Annual Meeting of Stockholders, such shares are not entitled to vote at the Annual Meeting.
About Trico Marine Group
The Trico Marine Group is an integrated provider of subsea, trenching and marine support vessels and services. Trico’s towing and supply division provides a broad range of marine support services to the oil and gas industry through use of its diversified fleet of vessels including the transportation of drilling materials, supplies and crews to drilling rigs and other offshore facilities; towing drilling rigs and equipment, and support for the construction, installation, repair and maintenance of offshore facilities. Trico’s subsea services and trenching/installation divisions control a well equipped fleet of vessels and operate a fleet of modern ROVs and trenching and other subsea protection equipment. The Trico Marine Group is headquartered in The Woodlands, Texas and has a global presence with operations in the North Sea, West Africa, Mexico, Brazil and Southeast Asia as well as the Gulf of Mexico.

For more information about Trico Marine Services, Inc. visit us on the web at www.tricomarine.com.
Important Information
While the Company does not believe that this communication constitutes solicitation material in respect of the Company’s solicitation of proxies in connection with its 2009 Annual Meeting of Stockholders, this communication may be deemed to be solicitation material. In connection with the solicitation of proxies, on May 13, 2009, Trico filed with the Securities and Exchange Commission (the “SEC”) and mailed to stockholders a definitive proxy statement and a WHITE proxy card for its 2009 annual meeting of stockholders. Trico stockholders are strongly advised to read these documents as they contain important information. Stockholders may obtain Trico’s proxy statement, a form of WHITE proxy card and any amendments or supplements and other documents for free at the SEC’s website at www.sec.gov. Copies of Trico’s proxy materials will also be available for free at Trico’s website at www.tricomarine.com or by directing a request to Trico Marine Services, Inc., 10001 Woodloch Forest Drive, Suite 610, The Woodlands, Texas 77380, Attn: Corporate Secretary, or calling (713) 780-9926. In addition, copies may be requested by contacting, MacKenzie Partners, Inc. at (800) 322-2885 toll-free or by email at proxy@mackenziepartners.com. Trico and its directors and executive officers may be deemed to be participants in the solicitation of proxies from stockholders in connection with its 2009 annual meeting. Detailed information regarding the names, affiliations and interests of these persons in the solicitation of proxies is available in Trico’s definitive proxy statement. The contents of the websites referenced above are not deemed to be incorporated by reference into Trico’s definitive proxy statement.
Forward Looking Language
Certain statements in this letter that are not historical fact may be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements about the Company’s beliefs and expectations and information concerning possible or assumed future performance or results of operations, and are not guarantees. Actual events may differ materially from those projected in any forward-looking statement. There are a number of important factors involving risks and uncertainties beyond the control of the Company that could cause actual events to differ materially from those expressed or implied by such forward-looking statements. A description of risks and uncertainties relating to Trico Marine Services, Inc. and its industry and other factors, which could affect the Company’s results of operations or financial condition, are included in the Company’s Securities and Exchange Commission filings. Trico undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this report.
CONTACT
Geoff Jones
VP & Chief Financial Officer
(713) 780-9926